NEWS	Contact:	Joe Kadow
April 21, 2005		Bill Allen
FOR IMMEDIATE RELEASE		(813) 282-1225

OUTBACK STEAKHOUSE, INC. ANNOUNCES RETIREMENT OF CHIEF FINANCIAL OFFICER

Tampa, Florida, April 21 --- Outback Steakhouse, Inc. (NYSE: OSI) announced today that Robert S. Merritt, its Chief Financial Officer, will retire effective May 27, 2005. Mr. Merritt has also resigned from the Board of Directors as of May 27, 2005.

Chris Sullivan, Chairman of OSI, stated, "We extend our sincere gratitude to Bob for his excellent leadership and guidance throughout OSI's existence as a public corporation. Bob joined us in 1989 and has always been a key member of senior management. I can truly say Bob is one of the individuals who has been critical to our success. He has been a premier CFO in our industry."

A search for a successor is in process.

The Outback Steakhouse, Inc. restaurant system operates 888 Outback Steakhouses, 176 Carrabba's Italian Grills, 72 Bonefish Grills, 32 Fleming's Prime Steakhouse and Wine Bars, 19 Roy's, two Lee Roy Selmon's, three Paul Lee's Chinese Kitchens, and 14 Cheeseburger in Paradise restaurants in 50 states and 21 countries internationally.